UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7555 Innovation Way
Mason, OH	45040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 21, 2017,  the Board of Directors (the “Board”) of AtriCure, Inc. (the “Company”) appointed Regina Groves and B. Kristine Johnson to serve as Directors until the next Annual Meeting of Stockholders.  The Board has determined that Ms. Groves and Ms. Johnson are independent directors in accordance with guidelines that the Company has adopted, which also comply with the listing standards set forth by The NASDAQ Stock Market. Also effective March 21, 2017,  Michael D. Hooven and Karen P. Robards informed the Board that they will not stand for re-election to the Board at the Annual Meeting of Stockholders in May 2017.

Ms. Groves has been the Chief Executive Officer at REVA Medical, Inc. (ASX: RVA), since September of 2015. Prior to her current position, Ms. Groves served as Vice President and General Manager of the AF Solutions, Cardiac Rhythm and Heart Failure division of Medtronic, a leading global medical technology company. In this position, she successfully developed and executed strategies to re-enter the catheter-based Afib ablation market and achieved the goal to be market leader in paroxysmal, or intermittent, Afib ablation. The role also allowed her to successfully acquire and integrate companies, complete numerous clinical trials, and launch novel products in the United States and worldwide. Prior to this, she was the Vice President of Quality and Regulatory for Medtronic’s Cardiac Rhythm Disease Management (“CRDM”) business from 2006 to 2008 and before that was Vice President and General Manager for Patient Management CRDM at Medtronic from 2002 to 2006.

Ms. Johnson is currently President of Affinity Capital Management, a venture capital firm that invests primarily in seed and early-stage health care companies in the United States, a position she has held since 2000. In addition to her role at Affinity, Ms. Johnson currently serves on the Boards of Directors of Piper Jaffray (NYSE: PJC), The Spectranetics Corporation (NASDAQ: SPNC) and the University of Minnesota Foundation Investment Advisors, as well as the boards of several private entities. Prior to her role at Affinity, Johnson was employed for 17 years at Medtronic, serving most recently as Senior Vice President and Chief Administrative Officer from 1998 to 1999. Her experience at Medtronic also includes service as President of the Vascular Business and President of the Tachyarrhythmia Management Business, among other roles.

There is no arrangement or understanding between Ms. Groves or Ms. Johnson and any other person pursuant to which they  were appointed as Directors of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Ms. Groves or Ms. Johnson that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Groves and Ms. Johnson will receive compensation for their service as directors in accordance with the Company’s compensation policies for non-employee directors.

A copy of the press release announcing Ms. Groves and Ms. Johnson’s appointment is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits

No.Description

99.1Press Release dated March 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: March 21, 2017	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer